SCHEDULE 14C INFORMATION

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TRANSAMERICA SERIES TRUST

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TRANSAMERICA ASSET MANAGEMENT GROUP

Transamerica Series Trust

570 Carillon Parkway

St. Petersburg, Florida 33716

Telephone: 1-888-233-4339

March 8, 2012

This information statement (“Information Statement”) is being furnished to the owners of variable life insurance policies or variable annuity contracts invested in Transamerica Janus Balanced VP (formerly, Transamerica Global Commodities & Hard Assets VP) (referred to as the “Portfolio”).

This Information Statement provides information regarding the approval by the Portfolio’s Board of Trustees (referred to herein as the “Board” or “Trustees” or “Board Members”) of a new sub-advisory agreement on behalf of the Portfolio between Transamerica Asset Management, Inc. (“TAM” or “Adviser”) and a new sub-adviser, Janus Capital Management LLC (the “Sub-Adviser” or “Janus”). A copy of the new sub-advisory agreement with the Sub-Adviser is attached hereto as Exhibit A (the “New Sub-Advisory Agreement”).

This Information Statement is provided in lieu of a proxy statement to shareholders of record of the Portfolio as of August 17, 2011 pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the parties to the agreement (“Independent Trustees”), without obtaining shareholder approval. Pursuant to the Order, however, the Portfolio has agreed to provide certain information about the new sub-adviser and new sub-advisory agreement to its shareholders.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

The Information Statement will be available on the Portfolio’s website at http://www.transamericaseriestrust.com/content/News.aspx until at least June 8, 2012. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Portfolio at 1-888-233-4339.

The new Sub-Adviser took over day-to-day management of the Portfolio on December 9, 2011. In connection with the change in sub-adviser, the name of the Portfolio changed as noted above. As discussed in the Prospectus, Summary Prospectus and SAI supplement dated August 17, 2011, the Portfolio’s investment objective, principal investment strategies and risks and benchmark index changed effective December 9, 2011. TAM continues to serve as the Portfolio’s investment adviser, and its advisory fee has not increased as a result of the change.

The Notice of Internet Availability of the Information Statement is being mailed on or about March 8, 2012. The Portfolio will pay for the costs associated with preparing and distributing this Information Statement and the Notice of Internet Availability of the Information Statement to shareholders.

Transamerica Series Trust (“TST” or the “Trust”), is organized as a Delaware statutory trust. Transamerica Janus Balanced VP is a series of TST.

Shares of the Portfolio are offered to variable annuity and variable life insurance separate accounts established by insurance companies to fund variable annuity contracts and variable life insurance policies. For purposes of this Information Statement, the term “shareholder” (when used to refer to the beneficial holder of ownership interests in the Portfolio) shall also be deemed to include holders of variable annuity contracts and variable life insurance policies.

The annual report of the Portfolio is sent to shareholders of record following the Portfolio’s fiscal year end. The Trust’s fiscal year end is December 31. The Portfolio will furnish, without charge, a copy of its annual and semi-annual report to a shareholder upon request. Such requests should be directed to the Portfolio by calling toll free 1-888-233-4339. Copies of the annual and semi-annual report of the Portfolio also are available on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of this Information Statement may be delivered to two or more investors who share an address, unless the Portfolio has received instructions to the contrary. Please contact the Portfolio at the address and phone number set forth above if you have any questions.

1

TRANSAMERICA JANUS BALANCED VP

(FORMERLY, TRANSAMERICA GLOBAL COMMODITIES & HARD ASSETS VP)

a series of Transamerica Series Trust

INFORMATION STATEMENT

On August 17, 2011, the Board of the Portfolio approved, at the Adviser’s recommendation, a New Sub-Advisory Agreement with the Sub-Adviser for the Portfolio. The Sub-Adviser took over day-to-day management of the Portfolio on December 9, 2011. In connection with the change in sub-adviser, the name of the Portfolio changed as noted above. As discussed in the Prospectus, Summary Prospectus and SAI supplement dated August 17, 2011, the Portfolio’s investment objective, principal investment strategies and risks, and benchmark index changed effective December 9, 2011.

This Information Statement describes the Sub-Adviser and the terms of the New Sub-Advisory Agreement.

Background

TAM, a Florida corporation, 570 Carillon Parkway, St. Petersburg, Florida 33716, manages the assets of the Portfolio pursuant to an Investment Advisory Agreement (the “Advisory Agreement”). TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

Subject to the terms of the Advisory Agreement, the Adviser (i) is responsible for the management of the Portfolio, (ii) selects and employs, subject to the review and approval of the Board, one or more sub-advisers to make the day-to-day investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board, and (iii) reviews the sub-adviser’s continued performance.

The Advisory Agreements were last approved by the Board, including a majority of the Independent Trustees, on June 9, 2011 and will continue in effect until June 30, 2012, unless sooner terminated as provided therein.

No officer or Trustee of the Portfolio is a director, officer or employee of the Sub-Adviser. No officer or Trustee of the Portfolio, through the ownership of securities or otherwise, has any other material direct or indirect interest in the Sub-Adviser or any other person controlling, controlled by or under common control with the Sub-Adviser. Since January 1, 2011, none of the Trustees of the Portfolio has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which the Sub-Adviser or any of its affiliates was or is to be a party.

Terms of the Prior Sub-Advisory Agreement

From August 18, 2011 through December 9, 2011, AEGON USA Investment Management, LLC (“AUIM”) served as sub-adviser to the Portfolio on an interim basis. AUIM is located at 4333 Edgewood Road NE, Cedar Rapids, IA 52499.

AUIM provided sub-advisory services to the Portfolio pursuant to an Interim Investment Sub-Advisory Agreement between TAM and AUIM (the “Interim Sub-Advisory Agreement”). As sub-adviser to the Portfolio, AUIM was responsible for managing the assets of the Portfolio in a manner consistent with the terms of the Interim Sub-Advisory Agreement and the investment objective, strategies and policies of the Portfolio. The Interim Sub-Advisory Agreement was dated August 18, 2011 and had a term of no more than 150 days.

Prior to August 18, 2011, Foxhall Capital Management, Inc. (“Foxhall”) served as sub-adviser to the Portfolio. Foxhall is located at 35 Old Tavern Road, 2nd Floor, Orange, CT 06477.

Foxhall provided sub-advisory services to the Portfolio pursuant to an Investment Sub-Advisory Agreement between TAM and Foxhall (the “Foxhall Sub-Advisory Agreement”). As sub-adviser to the Portfolio, Foxhall was responsible for managing the assets of the Portfolio in a manner consistent with the terms of the Foxhall Sub-Advisory Agreement and the investment objective, strategies and policies of the Portfolio. The Foxhall Sub-Advisory Agreement was dated July 1, 2009 and was last approved by the Board, including a majority of the Independent Trustees, on June 9, 2011.

As discussed below under “Evaluation by the Board,” the Board authorized the Adviser to (i) terminate the Foxhall Sub-Advisory Agreement, effective August 17, 2011, and to enter into the Interim Sub-Advisory Agreement and (ii) terminate the Interim Sub-Advisory Agreement, effective upon the effectiveness of the changes to the Portfolio’s investment objective, principal investment strategies and risks, and benchmark index, and enter into the New Sub-Advisory Agreement. Effective December 9, 2011, the Adviser terminated the Interim Sub-Advisory Agreement and entered into the New Sub-Advisory Agreement.

Comparison of the Sub-advisory Agreements

A description of the sub-advisory fees to be paid by the Adviser to the Sub-Adviser appears below under the caption “New Sub-Advisory Fees.” A description of those fees paid by the Adviser to AUIM and Foxhall appears below under the caption “Prior Sub-Advisory Fees.”

The New Sub-Advisory Agreement was approved by the Board on August 17, 2011 and was effective as of December 9, 2011. The New Sub-Advisory Agreement has an initial term of two years from the effective date. Thereafter, continuance of the New Sub-Advisory Agreement shall be subject to the specific approval, at least annually, of a vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, as well as the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio; (ii) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon written notice by TAM to the Sub-Adviser; and (iii) may be terminated at any time by the Sub-Adviser on 90 days’ written notice to the Adviser and the Portfolio. The Foxhall and Interim Sub-Advisory Agreements contained similar provisions, except the Foxhall Sub-Advisory Agreement did not permit TAM to immediately terminate that agreement upon written notice to the sub-adviser. In addition, the Interim Sub-Advisory Agreement had a term of no longer than 150 days.

Under the terms of the New Sub-Advisory Agreement, the Sub-Adviser furnishes continuous portfolio management services to the Portfolio, subject to the provisions of the 1940 Act and to the investment objective, policies, procedures and restrictions contained in the Portfolio’s then current Prospectus and Statement of Additional Information. The Foxhall and Interim Sub-Advisory Agreements contained similar provisions.

The New Sub-Advisory Agreement provides that the Sub-Adviser is responsible for providing, among other things, investment advice to the Portfolio, subject to the supervision of the Board, with respect to such portion of the Portfolio’s assets as shall be allocated to the Sub-Adviser by the Adviser from time to time. The Foxhall and Interim Sub-Advisory Agreements contained similar provisions.

The New Sub-Advisory Agreement provides that the Sub-Adviser may place orders for the purchase and sale of portfolio securities with such broker-dealers who provide research and brokerage services to the Portfolio within the meaning of Section 28(e) of the Securities Exchange Act of 1934, to the Sub-Adviser, or to any other fund or account over which the Sub-Adviser or its affiliates exercise investment discretion. The New Sub-Advisory Agreement also provides that, subject to such policies and procedures as may be adopted by the Board and officers of the Portfolio, the Sub-Adviser may pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Sub-Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Portfolio and to other funds and clients for which the Sub-Adviser exercises investment discretion. The Foxhall and Interim Sub-Advisory Agreements contained similar provisions.

Pursuant to the New Sub-Advisory Agreement, the Sub-Adviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Portfolio, as principals or agents in making purchases or sales of securities or other property for the account of the Portfolio, nor will it purchase any securities from an underwriting or selling group in which it or its affiliates is participating, or arrange for purchases and sales of securities between the Portfolio and another account it or its affiliates advises, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Portfolio from time to time. The Foxhall and Interim Sub-Advisory Agreements contained similar provisions.

As compensation for the services performed by the Sub-Adviser under the New Sub-Advisory Agreement, TAM shall pay the Sub-Adviser out of the advisory fee it receives with respect to the Portfolio, as promptly as possible after the last day of each month, a fee, computed daily. The Foxhall and Interim Sub-Advisory Agreements contained similar provisions.

The New Sub-Advisory Agreement states that the Sub-Adviser shall be responsible only for rendering the services called for thereunder in good faith and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Portfolio, provided that the Sub-Adviser is not protected against any liability to the Adviser or the Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the New Sub-Advisory Agreement. The Foxhall and Interim Sub-Advisory Agreements contained similar provisions.

The New Sub-Advisory Agreement provides that unless the Adviser advises the Sub-Adviser in writing that the right to vote proxies has been expressly reserved to the Adviser or the Trust or otherwise delegated to another party, the Sub-Adviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Portfolio’s securities managed by the Sub-Adviser, in accordance with that Sub-Adviser’s proxy voting policies and procedures without consultation with the Adviser or the Portfolio. The Sub-Adviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to the Adviser. The Foxhall and Interim Sub-Advisory Agreements contained similar provisions.

Under the New Sub-Advisory Agreement, the Sub-Adviser will provide, upon request, reasonable assistance to TAM, the Trust’s Valuation Committee and the Fund’s pricing agent in making determinations of the fair value of the Fund’s portfolio securities in accordance with the Trust’s valuation procedures. In addition, the Sub-Adviser is required to be available to consult with the Adviser in the event of a pricing problem and to participate in meetings of the Trust’s Valuation Committee. The Foxhall and Interim Sub-Advisory Agreements contained similar provisions.

The New Sub-Advisory Agreement requires that the Sub-Adviser, at its expense, supply the Board, the officers of the Trust and the Adviser with all information and reports reasonably required by it and reasonably available to the Sub-Adviser relating to the services provided pursuant to the New Sub-Advisory Agreement, including such information that the Portfolio’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act. The Foxhall and Interim Sub-Advisory Agreements contained similar provisions.

Investors should refer to Exhibit A attached hereto for the complete terms of the New Sub-Advisory Agreement. The description of the New Sub-Advisory Agreement set forth herein is qualified in its entirety by provisions of the New Sub-Advisory Agreement as set forth in Exhibit A.

Portfolio Managers

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years
Marc Pinto/2011	Co-Portfolio Manager	Janus	Vice President and Portfolio Manager
Gibson Smith/2011	Co-Portfolio Manager	Janus	Co-Chief Investment Officer and Portfolio Manager

TAM Advisory Fees

Under the Advisory Agreement, effective August 18, 2011, the Portfolio pays the Adviser an advisory fee of the Portfolio’s average daily net assets as listed below:

First $250 million	0.73%
Over $250 million to $500 million	0.70%
Over $500 million to $1 billion	0.675%
Over $1 billion	0.65%

Prior to August 18, 2011, the advisory fee for the Portfolio was 0.90% of the first $500 million of average daily net assets; 0.875% of average daily net assets over $500 million up to $1 billion of average daily net assets; and 0.85% of average daily net assets in excess of $1 billion.

The fees payable to the Adviser for services provided pursuant to the Advisory Agreement for the fiscal year ended December 31, 2011 were $484,139 after waivers and reimbursements.

As of the fiscal year ended December 31, 2011, the net assets for the Portfolio were $55,023,084.

New Sub-Advisory Fees

Under the New Sub-Advisory Agreement, the Adviser (not the Portfolio) pays the Sub-Adviser for its services as a percentage of the Portfolio’s average daily net assets allocated to the Sub-Adviser as listed below:

First $1 billion	0.325%
Over $1 billion	0.30%

Fees are calculated daily at the annual rates from the fee schedule. The fees will be paid as promptly as possible after the last day of each month.

Prior Sub-Advisory Fees

Under the Interim Sub-Advisory Agreement, the Adviser (not the Portfolio) paid AUIM the same as it will pay the Sub-Adviser for its services as a percentage of the Portfolio’s average daily net assets as listed below:

First $50 million	0.15%
Over $50 million to $250 million	0.13%
Over $250 million	0.11%

Under the Foxhall Sub-Advisory Agreement, the Adviser (not the Portfolio) paid Foxhall for its services as a percentage of the Portfolio’s average daily net assets as listed below:

First $500 million	0.45%
Over $500 million to $1 billion	0.425%
Over $1 billion	0.40%

Fees paid to the Sub-Adviser on behalf of the Portfolio for services provided pursuant to the New Sub-Advisory Agreement for the fiscal year ended December 31, 2011 were $10,790.

Fees paid to AUIM on behalf of the Portfolio for services provided pursuant to the Interim Sub-Advisory Agreement for the fiscal year ended December 31, 2011 were $26,802.

Fees paid to Foxhall on behalf of the Portfolio for services provided pursuant to the Foxhall Sub-Advisory Agreement for the fiscal year ended December 31, 2011 were $163,471.

Information Regarding the Sub-Adviser

Janus had approximately $148.2 billion in assets under management as of December 31, 2011. The principal address of Janus is 151 Detroit Street, Denver, Colorado 80206. Janus is a fully owned subsidiary of Janus Capital Group Inc., whose principal address is 151 Detroit Street, Denver, Colorado 80206.

Management and Governance. Listed below are the names, positions and principal occupations of the executive committee members and principal executive officers of the Sub-Adviser as of December 31, 2011. The principal address of each individual as it relates to his or her duties at the Sub-Adviser is the same as that of the Sub-Adviser, unless otherwise noted.

Name	Position with Janus
Richard Weil	Chief Executive Officer
Gibson Smith	Co-CIO and Portfolio Manager
Jonathan Coleman	Co-CIO and Portfolio Manager
Bruce Koepfgen	Chief Financial Officer
David Kowalski	Chief Compliance Officer
David Grawemeyer	Executive Vice President

Name	Position with Janus
Heidi Hardin	General Counsel and Secretary
George Batejan	Global Head of Technology and Operations
Augustus Cheh	Executive Vice President
Robin Beery	Executive Vice President

Management Activities. As of December 31, 2011, the Sub-Adviser acts as investment adviser for the following registered investment companies with investment objectives similar to the Portfolio:

Comparable Funds for which Janus Serves as Adviser	Assets Managed by Janus as of December 31, 2011 ($Million)	Advisory Fee Rate
Janus Balanced Fund	$7,929.1	0.55%
Janus Aspen Balanced Portfolio	$1,607.9	0.55%

Evaluation by the Board

At a special meeting of the Board of Transamerica Series Trust (the “Board,” or the “Board Members”) held on August 17, 2011, the Board, including the Board Members who are not interested persons of the Portfolio (“Independent Board Members”) present at the meeting, approved a restructuring of Transamerica Foxhall Global Commodities & Hard Assets VP (the “Portfolio”) into Transamerica Janus Balanced VP (the “Restructuring”), which would result in renaming the Portfolio, and changing its investment objective, principal investment strategies and risks, and benchmark index. In connection with the approval of the Restructuring, the Board Members approved the termination of Foxhall as sub-adviser to the Portfolio, and approved the appointment of AUIM as the interim sub-adviser, effective August 18, 2011. Along with the Restructuring, the Board also approved the New Sub-Advisory Agreement.

Approval of the Interim Sub-Advisory Agreement with AUIM

The Board reviewed and considered the proposed Interim Sub-Advisory Agreement for the Portfolio. To assist the Board Members in their consideration of the Interim Sub-Advisory Agreement, the Board Members received, in advance of the Meeting, certain materials and information. In addition, the Independent Board Members consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board Members’ deliberations.

Among other things, the Board considered:

(a)

that during the interim period, before implementation of the proposed Restructuring, the Portfolio would be managed in accordance with the objectives, strategies and policies set forth in the current prospectus for the Portfolio;

(b)	that the advisory and sub-advisory fees for the Portfolio would be reduced, as proposed at the Board Meeting, immediately upon AUIM taking over as interim sub-adviser;

(c)	that TAM believes that it is necessary that the Interim Sub-Advisory Agreement be implemented in advance of the Restructuring in light of various issues affecting Foxhall; and

(d)

that AUIM has the capabilities, resources and personnel necessary to provide advisory services to the Portfolio based on an assessment of the services that AUIM provides to other funds within the TAMG fund complex.

Based upon its review and the representations made to it and after consideration of the above factors, and such other factors and information as it deemed relevant, the Board approved the Interim Sub-Advisory Agreement. No single factor reviewed by the Board was identified as the principal factor in determining whether to approve the Interim Sub-Advisory Agreement and each Board Member may have attributed different weights to the various factors considered.

Approval of the New Investment Sub-Advisory Agreement with Janus

The Board considered the termination of Foxhall as sub-adviser for the Portfolio and the appointment of Janus as replacement sub-adviser following the interim period during which AUIM would serve as sub-adviser. The Board authorized TAM to terminate the Foxhall Sub-Advisory Agreement. The Board also approved the New Sub-Advisory Agreement, with respect to the Portfolio, for an initial two-year period. To assist the Board Members in their consideration of the New Sub-Advisory Agreement, the Board Members received in advance of their meeting certain materials and information. In addition, the Independent Board Members consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board Members’ deliberations.

Among other matters, the Board Members considered:

(a) that TAM advised the Board Members that the appointment of Janus is not expected to result in any diminution in the nature, quality and extent of services provided to the Portfolio and its shareholders, including compliance services;

(b) that Janus is an experienced and respected asset management firm and that Janus has the capabilities, resources and personnel necessary to provide advisory services to the Portfolio;

(c) the proposed responsibilities of Janus for the Portfolio and the services expected to be provided by it;

(d) the fact that the sub-advisory fee payable to Janus would be paid by TAM and not the Portfolio;

(e) that the advisory fee will be reduced at all asset levels upon the termination of Foxhall; and that the sub-advisory fee paid by TAM to Janus is consistent with TAM’s fiduciary duty under applicable law; and

(f) that TAM recommended to the Board that Janus be appointed as sub-adviser to the Portfolio based on its desire to engage an experienced mutual fund manager with a balanced equity/fixed-income investment strategy.

A discussion followed, which included additional consideration of these and other matters.

In their deliberations, the Board Members did not identify any particular information that was all-important or controlling, and each Board Member may have attributed different weights to the various factors. The Board Members evaluated the information available to them, and the Board Members, including a majority of the Independent Board Members, concluded that the New Sub-Advisory Agreement should be approved and that the fees payable thereunder are consistent with TAM’s fiduciary duty under applicable law. The Board Members, including a majority of the Independent Board Members, found that the change in sub-adviser to occur when Janus replaces AUIM is in the best interests of the Portfolio and its shareholders and does not involve a conflict of interest from which TAM or AUIM derives an inappropriate advantage.

Nature, Quality and Extent of Services Provided. In evaluating the nature, quality and extent of the services to be provided by Janus under the New Sub-Advisory Agreement, the Board Members considered, among other things, information and assurances provided by TAM and Janus as to the operations, facilities, organization and personnel of Janus, the anticipated ability of Janus to perform its duties under the New Sub-Advisory Agreement, and the anticipated changes to the current investment program and other practices of the Portfolio. The Board Members considered the proposed change to the Portfolio’s investment objective, principal investment strategies and risks and benchmark, as well as the change to the Portfolio’s name. The Board Members considered that TAM has advised the Board Members that the appointment of Janus is not expected to result in any diminution in the nature, quality and extent of services provided to the Portfolio and its shareholders, including compliance services. The Board Members considered that Janus is an experienced and respected asset management firm and that TAM believes that Janus has the capabilities, resources and personnel necessary to provide sub-advisory services to the Portfolio.

Based on their review of the materials provided and the assurances they had received from TAM, the Board Members determined that Janus can provide sub-advisory services that are appropriate in scope and extent in light of the proposed investment program for the Portfolio and that Janus’ appointment is not expected to adversely affect the nature, quality and extent of services provided to the Portfolio.

Fees and Costs of Services Provided. The Board Members considered the proposed sub-advisory fee rate under the New Sub-Advisory Agreement as well as the overall management fee structure of the Portfolio and noted that the advisory fee payable by the Portfolio would be reduced at all asset levels upon the termination of Foxhall as the sub-adviser, which would benefit the Portfolio and its shareholders. The Board Members noted that the Portfolio does not pay the sub-advisory fee. The Board Members determined that the sub-advisory fee paid by TAM to Janus is consistent with TAM’s fiduciary duty under applicable law.

Economies of Scale. The Board Members considered the sub-advisory fee schedule and the existence of breakpoints. The Board Members concluded that they would have the opportunity to periodically reexamine whether economies of scale had been achieved, and the appropriateness of management fees payable to TAM and fees payable by TAM to Janus, in the future. The Board Members noted that TAM believes the appointment of Janus as sub-adviser has the potential to attract additional assets.

Fall-Out Benefits. The Board noted that TAM believes that other benefits anticipated to be derived by Janus from its relationship with the Portfolio are expected to be consistent with industry practice. The Board Members also noted that TAM would not realize soft dollar benefits from its relationship with Janus, and that Janus may engage in soft dollar arrangements consistent with applicable law and “best execution” requirements. The Board Members also considered the potential for increased visibility in the marketplace as a result of Janus’ relationship with the Portfolio.

Investment Performance. The Board Members reviewed the returns and risk comparison of Transamerica Foxhall Global Commodities & Hard Assets VP versus Janus’ proprietary fund, Janus Balanced. The Board Members noted that the performance of Janus Balanced was stronger than that of Transamerica Foxhall Global Commodities & Hard Assets VP for the time period of July 31, 2009 through June 30, 2011 (annualized). The Board Members further noted that TAM believes that the appointment of Janus could benefit shareholders by offering them the potential for improved performance based on the historical comparisons, but were unable to predict what effect execution of the New Sub-Advisory Agreement would actually have on the future performance of the Portfolio.

Based on this information, the Board Members determined that Janus is capable of generating a level of investment performance that is appropriate in light of the Portfolio’s investment objectives, policies and strategies.

ADDITIONAL INFORMATION

TAM, the Trust’s investment adviser, and Transamerica Fund Services, Inc., the Trust’s transfer agent and administrator, are both located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The Trust’s principal underwriter and distributor, Transamerica Capital, Inc., is located at 4600 South Syracuse Street, Suite 1100, Denver, Colorado 80237.

As of January 31, 2012, the Trustees and officers of the Portfolio, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Portfolio.

As of January 31, 2012, the following persons owned of record 5% or more of the outstanding interests in the Portfolio:

Name of Shareholder	Amount of Beneficial Ownership	Class	Percent
AEGON Financial Partners - Florida Western Reserve Life Assurance Co Life WRL Acct A - Class A 570 Carillon Parkway St Petersburg FL 33716-1294	467,939.859	Investor	50.24%
AEGON Financial Partners - Florida Western Reserve Life Assurance Co Life WRL Acct A - Class B 570 Carillon Parkway St Petersburg FL 33716-1294	435,677.490	Investor	46.78%
TCM Division Transamerica Life Insurance Company Transamerica Landmark VA 570 Carillon Parkway St Petersburg FL 33716-1294	2,358,929.890	Service	46.78%
TCM Division Transamerica Life Insurance Company Transamerica Liberty 570 Carillon Parkway St Petersburg FL 33716-1294	1,288,010.933	Service	25.54%

TCM Division Transamerica Life Insurance Company Transamerica Extra VA 570 Carillon Parkway St Petersburg FL 33716-1294	358,039.276	Service	7.10%
TCM Division Transamerica Life Insurance Company Transamerica Axiom 570 Carillon Parkway St Petersburg FL 33716-1294	336,377.522	Service	6.67%

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Portfolio, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

By Order of the Board of Trustees,

Transamerica Series Trust

Dennis P. Gallagher

Vice President, General Counsel and Secretary

March 8, 2012

EXHIBIT A

INVESTMENT SUBADVISORY AGREEMENT

JANUS CAPITAL MANAGEMENT LLC

This Agreement, entered into as of December 9, 2011, by and between Transamerica Asset Management, Inc., a Florida corporation (referred to herein as “TAM”) and Janus Capital Management LLC , a Delaware limited liability company (referred to herein as the “Subadviser”).

TAM is the investment adviser to Transamerica Series Trust (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the “1940 Act”). TAM wishes to engage the Subadviser to provide certain investment advisory services to each series of the Trust listed on Schedule A hereto (the “Fund”). The Subadviser desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

1. Appointment. In accordance with the Investment Advisory Agreement between the Trust and TAM (the “Advisory Agreement”), TAM hereby appoints the Subadviser to act as subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified.

2. Subadvisory Services. In its capacity as subadviser to the Fund, the Subadviser shall have the following responsibilities:

(a)	Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and TAM, the Subadviser shall regularly provide the Fund with respect to such portion of the Fund’s assets as shall be allocated to the Subadviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to the Subadviser. The Subadviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the negotiation and execution, as agent of the Fund for this limited purpose, of investment documentation and agreements, including, without limitation, swap, futures, options and other agreements with counterparties, on the Fund’s behalf as the Subadviser deems appropriate from time to time in order to carry out its responsibilities hereunder, provided the Subadviser provides TAM prompt notice of any new investment agreements and any material amendments to existing investment agreements and the opportunity for legal review), all subject to the provisions of the Trust’s Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, any written instructions and directions of the Board or TAM provided to the Subadviser from time to time, and any other specific policies adopted by the Board and disclosed to the Subadviser. The Subadviser’s responsibility for providing investment research, advice, management and supervision to the Fund is limited to that discrete portion of the Fund represented by the Allocated Assets and the Subadviser is prohibited from directly or indirectly consulting with any other Subadviser for a portion of the Fund’s assets concerning Fund transactions in securities or other assets. The Subadviser is authorized as the agent of the Trust to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies. The Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

(b)	The Subadviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. The Subadviser shall place orders in accordance with its policy to seek best execution as set forth in the Subadviser’s Form ADV. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser’s authority regarding the execution of the Fund’s portfolio transactions provided herein.

(c)	The Fund hereby authorizes any entity or person associated with the Subadviser that is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund that is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

(d)	Unless TAM advises the Subadviser in writing that the right to vote proxies has been expressly reserved to TAM or the Trust or otherwise delegated to another party, the Subadviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with the Subadviser’s proxy voting policies and procedures without consultation with TAM or the Fund. The Subadviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to TAM.

(e)	The Subadviser agrees to provide, upon request, reasonable assistance to TAM, the Trust’s Valuation Committee and the Fund’s pricing agent in making determinations of the fair value of the Fund’s portfolio securities in accordance with the Trust’s valuation procedures. In addition, the Subadviser will be available to consult with TAM in the event of a pricing problem and to participate in the Trust’s Valuation Committee meetings.

(f)	TAM acknowledges and agrees that the Subadviser shall not be responsible for taking any action or rendering advice with respect to any class action claim relating to any assets held in the Allocated Assets or Fund. TAM will instruct applicable service providers not to forward to Subadviser any information concerning such actions. The Subadviser will, however, forward to TAM any information it receives regarding any legal matters involving any asset held in the Allocated Assets or Fund.

3. Activities of the Subadviser. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities for the Fund and one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Subadviser’s policies and procedures as presented to the Board from time to time.

4. Allocation of Charges and Expenses. During the term of this Agreement, the Fund will bear all expenses not expressly assumed by TAM or the Subadviser incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

(a)	The Fund shall pay its allocable share of (i) fees payable to TAM pursuant to the Advisory Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Fund, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TAM); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of, or claim for damage or other relief asserted against, the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Fund.

(b)	TAM shall pay all expenses incurred by it in the performance of its duties under this Agreement. TAM shall also pay all fees payable to the Subadviser pursuant to this Agreement.

(c)	The Subadviser shall pay all expenses incurred by it in the performance of its duties under this Agreement. The Subadviser shall authorize and permit any of its directors, officers and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected, and shall pay all compensation, fees and expenses of such Trustees and officers.

5. Obligation to Provide Information. Each party’s obligation to provide information shall be as follows:

(a)	TAM shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs. TAM shall furnish the Subadviser with such other documents and information with regard to the Fund’s affairs as the Subadviser may from time to time reasonably request, including, but not limited to:

1.	Current copies of the Fund’s prospectus and statement of additional information.

2.	Current copies of the Fund’s organizational documents and Bylaws.

3.	Notice of TAM’s custodian designated to hold assets in the Fund.

4.	A list of the countries approved by the Board in accordance with Rule 17f-5 in which the Fund’s assets may be maintained and a list of those countries available immediately.

5.	Reports as to the composition of assets in the Fund, cash requirements and cash available for investment in the Fund. To the extent possible, Subadviser requests to receive notice of significant cash in-flows at least three (3) business days in advance of funds being available at the Fund’s custodian, and notice of significant cash outflows at least four (4) business days in advance of when cash needs to be available at the Fund’s custodian.

6.	Copies of the Fund’s liquidity procedures, cross-trade procedures, repurchase agreement procedures, 10f-3, 17a-7 and 17e-1 procedures and other procedures that may affect the duties of the Subadviser.

7.	A Qualified Institutional Buyer Certification completed by the Fund.

8.	A New Issues Questionnaire completed by the Fund.

9.	A list of persons authorized to act on behalf of the Fund.

10.	A list of “affiliates” of TAM, as such term is used in the 1940 Act, including all broker-dealers affiliated with the Fund.

11.	Applicable Commodities Futures Trading Commission exemptions, notifications and/or related documentation.

(b)	The Subadviser, at its expense, shall supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder, including such information the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

6. Compensation of the Subadviser. As compensation for the services performed by the Subadviser, TAM shall calculate and pay the Subadviser out of the advisory fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, but in any event no later than fifteen (15) business days following the end of the month, a fee, computed daily at an annual rate set forth opposite the Fund’s name on Schedule A annexed hereto, along with supporting calculation documentation. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Subadviser for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible, but in any event no later than fifteen (15) business days following the end of the month, after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets, in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund, or portion thereof comprising the Allocated Assets, shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as stated in the Fund’s then-current Prospectus or as may be determined by the Board.

7. Compensation of Trustees, Officers and Employees. No Trustee, officer or employee of the Trust or the Fund shall receive from the Trust or the Fund any salary or other compensation as such Trustee, officer or employee while he is at the same time a director, officer, or employee of the Subadviser or any affiliated company of the Subadviser, except as the Board may decide. This paragraph shall not apply to Trustees, executive committee members, consultants and other persons who are not regular members of the Subadviser’s or any affiliated company’s staff.

8. Term. This Agreement shall continue in effect with respect to the Fund, unless sooner terminated in accordance with its terms, for two years from its effective date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Board or the affirmative vote of a majority of outstanding voting securities of that Fund. This Agreement shall become effective as to the Fund set forth on Schedule A on the date first indicated above and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement.

9. Termination. This Agreement may be terminated with respect to the Fund at any time, without penalty, by the Board or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities upon written notice to the Subadviser. This Agreement may also be terminated by TAM upon written notice to the Subadviser, without the payment of any penalty. The Subadviser may terminate the Agreements only upon giving 90 days’ advance written notice to TAM. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by TAM without the consent of the Subadviser. For the avoidance of doubt, it is understood that this Agreement may be amended, terminated or not renewed as to one or more Funds without affecting the other Funds hereunder.

10. Use of Name. Janus hereby gives its consent for such use of the name and mark “Janus” and for such representations regarding the Subadviser and its affiliates as it relates to this Agreement. TAM or the Trust shall not, and shall not permit the Fund to, without prior written consent of Subadviser, otherwise use the name or mark “Janus” or make representations regarding Subadviser or its affiliates. All references contained in this Agreement to “the name or mark “Janus” shall include but not be limited to the Janus logo, the website www.janus.com and any and all electronic links relating to such website. All goodwill associated with the name and mark “Janus” shall inure to the benefit of Subadviser or its affiliates. If this Agreement is terminated with respect to the Fund and the Subadviser no longer serves as subadviser to the Fund, the Subadviser reserves the right to withdraw from the Trust the right to the use of its name or mark with respect to that Fund or any name misleadingly implying a continuing relationship between the Fund and the Subadviser or any of its affiliates.

11. Liability of the Subadviser. The Subadviser may rely on information reasonably believed by it to be accurate and reliable. The Subadviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to TAM or the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 11, the term the “Subadviser” shall include any affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Subadviser and such affiliates.

12. Meanings of Certain Terms. For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

13. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally with respect to the Fund, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of the Agreement shall be effective with respect to the Fund until approved, if so required by the 1940 Act, by vote of the holders of a majority outstanding voting securities of that Fund. Schedule A hereto may be amended at any time to add additional series of the Trust as agreed by the Trust, TAM and the Subadviser.

14. Books and Records. The Subadviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

15. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

16. Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act.

17. Interpretation. Nothing contained herein shall be deemed to require the Trust to take any action contrary to its Governing Documents, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust.

18. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered in person, by facsimile registered mail or certified mail or by overnight delivery (postage prepaid, return receipt requested) to TAM and the Subadviser at the address of each set forth below:

If to TAM:

Attn: Dennis P. Gallagher,

570 Carillon Parkway

St. Petersburg, FL 33716

Phone: (727) 299-1821

Fax: (727) 299-1832

If to Subadviser:

Janus Capital Management LLC

151 Detroit Street

Denver, CO 80206

Attn: General Counsel

[signature page to follow]

The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written. This Agreement may be signed in counterparts.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Senior Vice President – Investment Management and Chief Investment Officer

JANUS CAPITAL MANAGEMENT LLC

By:	/s/ Russell P. Shipman
Name:	Russell P. Shipman
Title:	Senior Vice President

Schedule A

Effective date December 9, 2011

Annual fee computed at the following annual rate, based on the average daily net asset value for each month for services rendered hereunder, with respect to each Fund equal to the following:

Fund	Investment Subadvisory Fee
Transamerica Janus Balanced VP	0.325% of the average daily net assets on the First $1 Billion;

0.30% of the average daily net assets on over $1 Billion.

TRANSAMERICA JANUS BALANCED VP

(FORMERLY, TRANSAMERICA GLOBAL COMMODITIES & HARD ASSETS VP)

a series of Transamerica Series Trust

570 Carillon Parkway

St. Petersburg, FL 33716

Telephone: 1-888-233-4339

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to Transamerica Janus Balanced VP (formerly, Transamerica Global Commodities & Hard Assets VP) (the “Portfolio”), a series of Transamerica Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement details a recent sub-adviser change relating to the Portfolio. Specifically, the Board of Trustees of the Portfolio has approved a new sub-advisory agreement on behalf of the Portfolio between Transamerica Asset Management, Inc. (“TAM”) and a new sub-adviser, Janus Capital Management LLC. The new sub-adviser took over day-to-day management of the Portfolio on December 9, 2011.

The Trust and TAM have received an exemptive order (the “Order”) from the U.S Securities and Exchange Commission that permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Order instead requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.

The full Information Statement will be available to review on the Portfolio’s website at http://www.transamericaseriestrust.com/content/News.aspx until at least June 8, 2012. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Portfolio at 1-888-233-4339.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.

P.O. Box 9012 Clearwater, Florida 33758-9012 (727) 299-1800

VIA EDGAR

March 8, 2012

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:         Transamerica Series Trust (the “Registrant”)

(File Numbers: 811-04419; 033-00507)

Transamerica Janus Balanced VP (the “Portfolio”)

Dear Sir or Madam:

On behalf of the above-mentioned Registrant, we are filing today electronically through the EDGAR system, a definitive information statement for the Portfolio, a separate series of the Registrant. This information statement is for the purpose of informing shareholders about new sub-advisory agreements for the Portfolio.

Should you have any questions or comments regarding this filing, please contact the undersigned at 727-299-1836.

Very truly yours,

/s/ Tanya L. Goins
Tanya L. Goins Senior Counsel
Transamerica Asset Management, Inc.